Exhibit 99.1

Runway Growth Finance Corp. Announces Joint Venture with

Cadma Capital Partners

MENLO PARK, Calif., March 7, 2024 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced that the Company has established a joint venture (“JV”) with Cadma Capital Partners (“Cadma”), a credit financing platform for the venture and growth ecosystem that is an affiliate of Apollo Global Management. Cadma provides asset-backed financing to venture and growth lenders, high-growth companies, and financial sponsors.

"Cadma will serve as a disciplined and experienced partner that shares in our mission to deliver creative financing solutions to the highest quality late-stage and growth companies,” said Greg Greifeld, Acting Chief Executive Officer of Runway Growth, and Deputy Chief Investment Officer and Head of Credit of Runway Growth Capital LLC. “Our combined market expertise, track record as strategic partners, and leadership within the venture debt ecosystem positions us to achieve attractive economics while maintaining excellent credit quality. Through our partnership with Cadma, Runway will increase our presence in the growth lending markets as we seek to deliver returns for our shareholders.”

The newly formed joint venture, Runway-Cadma I LLC, will be an equal partnership between Runway and Cadma. The joint venture, with financing capacity of up to $200 million, will focus on financing private and sponsor-backed late- and growth-stage companies.

“Runway and Cadma are forming a mutually beneficial partnership to expand high quality asset origination for our firms,” said Jon Beizer, CEO of Cadma. “We believe that our deep understanding of the venture ecosystem and Runway’s strong track record of serving dynamic growth companies will enable us to unlock substantial value. This is only the beginning, and we look forward to deepening this relationship in the years to come.”

About Runway Growth Finance Corp.

Runway Growth is a growing specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an established registered investment advisor that was formed in 2015 and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

About Cadma Capital Partners

Cadma Capital Partners (“Cadma”) is an asset-backed finance platform built for the innovation economy. An affiliate of Apollo Global Management, Cadma provides unique financing solutions for venture and growth companies. In partnership with global leaders across the innovation ecosystem, Cadma structures creative financing solutions to unlock value, provide liquidity, and propel growth. Cadma operates globally, with a team of veteran technology investors and business builders based in New York City and Silicon Valley.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

IR Contacts:

Stefan Norbom, Prosek Partners, snorbom@prosek.com

Thomas B. Raterman, Acting President, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com